Calculation of Filing Fee Tables
S-3
Interactive Brokers Group, Inc.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A common stock, $0.01 par value per share	457(r)	3,836,000	$ 62.81	$ 240,939,160.00	0.0001531	$ 36,887.79
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 240,939,160.00		$ 36,887.79
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 36,887.79
Offering Note
[1]	The proposed maximum offering price per unit and maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act and based on the high and low prices for the Registrant's Common Stock reported on the Nasdaq Stock Market LLC's Global Select Market on July 23, 2025.